                                                                    Exhibit 3

                        NAVISTAR FINANCIAL CORPORATION
                               AND SUBSIDIARIES

                   ARTICLES OF INCORPORATION AND BY-LAWS

The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1     Restated Certificate of Incorporation of Navistar Financial Corporation
        (as  amended  and  in  effect on December 15, 1987).  Filed on Form 8-K dated December 17, 1987.  Commission File No.  001-04146.

3.2     The By-Laws of Navistar Financial  Corporation (as amended February 29,
        1988).  Filed on Form 10-K dated  January  19,  1989.  Commission  File
        No.  001-04146.

3.3     Amendment to the By-Laws of Navistar  Financial  Corporation.  Filed as
        Exhibit  3.1 on Form 10-K dated  December  18,  2003.  Commission  File
        No.  001-04146.